UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2014

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On October 31, 2014, we entered into an agreement (the “Repurchase Agreement”) with Awilhelmsen AS (“Awilhelmsen”) pursuant to which we have agreed to repurchase 3,500,000 shares of our common stock directly from Awilhelmsen in a private transaction at $67.45 per share.  The closing of the share repurchase is scheduled to occur on November 7, 2014 and was subject to Awilhelmsen having completed a sale of an additional 3,500,000 shares to a financial institution in a market transaction pursuant to Rule 144 of the Securities Act (the “Secondary Sale”).  The price we will pay under the Repurchase Agreement is equal to the price paid by the financial institution to Awilhelmsen in connection with the Secondary Sale.

Following the sale by Awilhelmsen of common stock in the Secondary Sale and pursuant to the Repurchase Agreement, Awilhelmsen will continue to own 34,966,472 shares of our common stock, or approximately 16% of our outstanding common stock.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference Exhibit 10.1 filed herewith.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

10.1	Share Repurchase Agreement dated October 31, 2014 by and between Royal Caribbean Cruises Ltd. and Awilhelmsen AS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	November 6, 2014	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel
Title: